Exhibit 99.1

Callaway Golf Company Releases Preliminary Second Quarter 2007 Results

    CARLSBAD, Calif.--(BUSINESS WIRE)--July 18, 2007--Callaway Golf Company (NYSE:ELY) today announced that, based on current information, the Company estimates net sales for the second quarter ended June 30, 2007 of approximately $380 million, a year-over-year increase of approximately 11%. Management also estimates that based on these sales levels, earnings per diluted share will increase over 50% to between $0.50 and $0.53, including long-term incentive compensation expense. These results are based on approximately 69.3 million shares outstanding and include after-tax charges of approximately $0.02 per share related to the gross margin improvement initiatives announced in November 2006.

    For the second quarter of 2006, the Company reported net sales of $342 million and fully diluted earnings per share of $0.33 (on 68.6 million shares), including long-term incentive compensation expense. Those results include after-tax charges of approximately $0.02 per share associated with the restructuring initiatives announced in September 2005 and the Top-Flite integration.

    Business Update

    "We are very pleased with our preliminary second quarter results," commented George Fellows, President and CEO of Callaway Golf. "Retail sell-through of our products was strong, resulting in solid re-orders from our retailers during the quarter. While demand for our fusion drivers had been outstripping capacity, by the end of the quarter we were able to make significant headway, and expect to have the supply issue completely behind us by the end of July. In addition to the strong consumer acceptance of our 2007 products, the progress we're making on gross margin improvement and inventory reduction initiatives has resulted in the significant improvement in profitability for the quarter compared to last year. This was in line with our full year guidance."

    Details of Second Quarter Results

    Sales

    The estimated increase in sales for the second quarter is attributable to several factors, including strong sales of FT-5 and FT-i drivers and X-20 irons, and increased sales of accessories and golf balls.

    Gross Margins

    The Company estimates its gross margins as a percentage of net sales to be approximately 46% for the second quarter. Excluding charges related to gross margin improvement initiatives, it is estimated that pro forma gross margins, as a percentage of net sales, would be approximately 47%. In the second quarter of 2006, the Company's gross margins were 41% and excluding integration and restructuring charges were 41%. The estimated increase in pro forma gross margins can be attributed to an increased mix of sales of higher margin products such as fusion drivers and X-series irons, as well as positive contribution from this year's implementation of gross margin improvement initiatives.

    Operating Expenses

    The Company estimates that its operating expenses for the quarter will be approximately $113 million, an increase of approximately $12 million when compared to last year's second quarter. The increase is due to increases in selling expense associated with the higher sales, increases in marketing expense, and increased expense for annual incentive compensation associated with the improved year over year operating results.

    Conference Call

    The Company will release actual second quarter financial results on August 1, 2007. A conference call and webcast will also take place at that time.

    Disclaimer: Investors should be aware that the Company has not yet finalized its results for the second quarter of 2007 and that the Company's "preliminary" estimates of net sales, gross margins, operating expenses and earnings for the second quarter reflect management's estimates based upon the information available at the time made. These estimates could differ materially from the Company's actual results if the information on which the estimates were based ultimately proves to be incorrect or incomplete. In addition, statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to future supply of products and full year guidance, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Actual results may differ materially from those estimated or anticipated as a result of certain risks and uncertainties, including but not limited to, delays, difficulties or increased costs in manufacturing the Company's products or in obtaining adequate supply of components needed to manufacture the Company's products, delays, difficulties or increased costs associated with the implementation of the Company's planned gross margin initiatives, the re-launch of the Top-Flite brand or the implementation of future initiatives; market acceptance of current and future products; adverse market and economic conditions; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with the integration of the Callaway Golf Company and Top-Flite Golf Company operations, charges related to the September 2005 restructuring initiatives, and charges related to the Company's gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company's operations without these charges. The Company has provided reconciling information in the text of this press release and for 2006 in the supplemental financial information contained in the Company's July 26, 2006 press release, which is available in the Investor Relations section of the Company's website at www.callawaygolf.com.

    About Callaway Golf

    Through an unwavering commitment to innovation, Callaway Golf Company creates products and services designed to make every golfer a better golfer. Callaway Golf Company, which celebrates its 25th Anniversary in 2007, manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Odyssey(R), Top-Flite(R), and Ben Hogan(R) brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com.

    CONTACT: Callaway Golf Company
             Brad Holiday/Patrick Burke/Michele Szynal, 760-931-1771